UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

FNB Financial Services Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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[CUSTOMER LETTER]

Date

Dear Valued FNB Southeast Customer:

As you may have heard, FNB Southeast, Lexington State Bank and their respective parent companies, FNB Financial Services Corporation (“FNB”) and LSB Bancshares, Inc. (“LSB”) have announced the very exciting news that they have entered into agreements to combine in a merger of equals transaction.

We believe that this merger is extraordinarily positive for the future of FNB Southeast and Lexington State Bank, our customers, shareholders and communities. Both banks are approximately the same size, share a philosophy of supporting the communities where they do business and have highly experienced staff, empowered to make decisions at the local level and committed to providing excellent customer service.

The merger will create the seventh largest bank based in North Carolina, will increase our branch network from 17 to 42, and will enable us to provide you, the customer, with enhanced and more competitive products and services.

Later this year we will announce the new name of the bank and provide more information about the merger, which we expect to complete by the end of the third quarter, after approval by LSB and FNB’s shareholders and the banking regulators.

You have my assurance that we will communicate with you on a regular basis to keep you informed of decisions related to the merger. In the meantime, if you have questions, please contact us at any time.

Sincerely,

Pressley A. Ridgill

President and Chief Executive Officer

Additional Information and Where To Find It

In connection with the merger, LSB will file a registration statement, which will include a joint proxy statement/prospectus to be sent to each company’s shareholders, and each of LSB and FNB may file other relevant documents concerning the merger with the Securities and Exchange Commission (the “SEC”). Stockholders are urged to read the registration statement and the joint proxy statement/prospectus regarding the merger when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.

You will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about LSB and FNB, at the SEC’s website (http://www.sec.gov). You will also be able to obtain these documents, free of charge, by accessing LSB’s website (http://www.lsbnc.com), or by accessing FNB’s website (http://www.fnbsoutheast.com).

Participants in the Solicitation

LSB and FNB and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of LSB and/or FNB in connection with the merger. Information about the directors and executive officers of LSB is set forth in the proxy statement for LSB’s 2006 annual meeting of shareholders, as filed with the SEC on March 15, 2006. Information about the directors and executive officers of FNB is set forth in the proxy statement for FNB’s 2006 annual meeting of shareholders, as filed with the SEC on April 11, 2006. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the merger when it becomes available. You may obtain free copies of these documents as described above.